UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders

Arch Chemicals, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 4, 2010. Of the 25,100,590 shares of common stock entitled to vote at such meeting, 23,073,430 shares were present for purposes of a quorum. At the meeting, shareholders elected to the Board of Directors Richard E. Cavanagh and Douglas J. Wetmore as Class II directors with terms expiring in 2013. Votes cast for and votes withheld in the election of Directors were as follows:

	FOR	WITHHELD
Richard E. Cavanagh	21,288,918	686,499
Douglas J. Wetmore	21,466,190	509,227

There were no abstentions and there were 1,098,012 broker non-votes.

The Company’s Senior Management Incentive Compensation Plan was also submitted to the shareholders for approval at the meeting. The vote on the proposal to approve this plan was as follows: 22,160,748 shares voted for, 727,469 shares voted against and 185,211 shares abstained. There were no broker non-votes. The plan was approved.

The shareholders also ratified the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2010. Voting for the resolution ratifying the appointment were 22,673,062 shares. Voting against were 306,154 shares. Abstaining were 94,214 shares. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC. (Registrant)

By:	/s/ SARAH A. O’CONNOR
Sarah A. O’Connor
Senior Vice President, Strategic Development and Chief Legal Officer

Date: May 7, 2010